Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Investment Technology Group, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-78309, No. 333-42725, No. 333-50804, No. 333-89290, No. 333-99087, No. 333-26309, No. 333-159271, No. 333-156634, No. 333-166855, No. 333-170116 and No. 333-175017) on Form S-8 of Investment Technology Group, Inc. of our reports dated February 28, 2012, with respect to the consolidated statements of financial condition of Investment Technology Group, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 Annual Report on Form 10-K of Investment Technology Group, Inc.

/S/ KPMG LLP

New York, New York
February 28, 2012